INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT




     This INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT is dated as of
September 16, 1992, as amended on August 30, 1994 and
April 18, 1996, between
SUNAMERICA SERIES TRUST, a Massachusetts business trust (the "Trust") and
SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser" or
"SAAMCo").

     In consideration of the mutual agreements herein made, the parties hereto agree as follows:

1.

The Trust's Portfolios. The Trust is authorized to issue shares in separate series, with each series representing interests in a separate portfolio of securities and other assets, and currently offers shares of the series set forth in Schedule A attached hereto (the
"Portfolios").  It is recognized that
additional Portfolios may be added and certain current
Portfolios may be
deleted in the future.

2.

Duties of the Adviser. The Adviser shall manage the affairs of the Trust as set forth herein, either by taking such actions itself or by delegating its duties to a subadviser pursuant to a written subadvisory agreement. Such duties shall include, but not limited to, continuously providing the Trust with investment management, including investment research, advice and supervision, determining which securities shall be purchased or sold by each
Portfolio of the Trust and making purchases and sales of securities on behalf of each Portfolio. The Adviser's management shall be subject to the control of the Trustees of the Trust (the "Trustees") and in accordance with the objectives, policies and restrictions for each such Portfolio set forth in the
Trust's Registration Statement and its current
Prospectus and Statement of
Additional Information, as amended from time to time, the requirements of the
Investment Company Act of 1940, as amended (the "Act") and other applicable law, as well as to the factors affecting the Trust's status as a regulated investment company under the Internal Revenue Code of 1986, as amended, (the
"Code") and the regulations thereunder and the status of variable contracts under the diversification requirements set forth in
Section 817(h) of the Code
and the regulations thereunder. In performing such duties, the Adviser shall
(i)  provide such office space, bookkeeping,
(ii)  accounting, clerical, secretarial
and administrative services (exclusive of, and in addition to, any such service provided by any others retained by the Trust or any of its Portfolios) and such executive and other personnel as shall be necessary for the operations of each Portfolio, (ii) be responsible for the financial and accounting records required to be maintained by each Portfolio (including those maintained by the Trust's custodian), and (iii) oversee the performance of services provided to each Portfolio by others, including the custodian, transfer agent, shareholder servicing agent and subadviser, if any. The Trust acknowledges that the Adviser also acts as the manager of other investment companies.

     With respect to the Cash Management Portfolio, the Adviser hereby accepts the responsibilities for making the determinations required by Rule 2a-7 under the Act to be made by the Trustees of the Trust and which are delegable by the
Trustees pursuant to paragraph (e) of such Rule, to the extent that the
Trustees may hereinafter delegate such
responsibilities to the Adviser.

     The Adviser may delegate certain of its duties under this Agreement with respect to a Portfolio to a subadviser pursuant to a written agreement, subject to the approval of the Trustees and a Portfolio's shareholders, as required by the Act. The Adviser is solely responsible for payment of any fees or other charges to a subadviser arising from such delegation and the
Trust shall have no liability therefor.

3.

Expenses. The Adviser shall pay all of its expenses arising from the performance of its obligations under this Agreement and shall pay any salaries, fees and expenses of the Trustees and any officers of the Trust who are employees of the Adviser. The Adviser shall not be required to pay any other expenses of the Trust, including, but not limited to, direct charges relating to the purchase and sale of portfolio securities, interest charges, fees and expenses of independent attorneys and auditors, taxes and governmental fees, cost of stock certificates and any other expenses
(including clerical expenses) of issue, sale, repurchase or redemption of shares, expenses of registering and qualifying shares for sale, expenses of printing and distributing reports, notices and proxy materials to shareholders, expenses of data processing and related services, shareholder recordkeeping and shareholder account service, expenses of printing and filing reports and other documents filed with governmental agencies, expenses of printing and distributing prospectuses, expenses of annual and special shareholders' meetings, fees and disbursements of transfer agents and custodians, expenses of disbursing dividends and distributions, fees and expenses of Trustees who are not employees of the Adviser or its affiliates, membership dues in the Investment Company Institute, insurance premium dues in the Investment Company Institute, insurance premiums and extraordinary expenses such as litigation expenses.

4.

Compensation. (a) As compensation for services performed and the facilities and personnel provided by the Adviser under this Agreement, the Trust will pay to the Adviser, promptly after the end of each month for the services rendered by the Adviser during the preceding month, the sum of the amounts set forth in
Schedule A attached hereto calculated in accordance with the average daily net assets of the indicated Portfolio.

     To the extent required by the laws of any state in which the Trust is subject to an expense guarantee limitation, if the aggregate expenses of any
Portfolio in any fiscal year exceed the specified expense limitation ratios for that year (calculated on a daily basis), the Adviser agrees to waive such portion of its advisory fee in excess of the limitation, but such waiver shall not exceed the full amount of the advisory fee for such year except as may be elected by Adviser in its discretion. For this purpose, aggregate expenses of a Portfolio shall include the compensation of the Adviser and all normal expenses, fees and charges, but shall exclude interest, taxes, brokerage fees on portfolio transactions, fees and expenses incurred in connection with the distribution of Trust shares, and extraordinary expenses including litigation expenses. In the event any amounts are so contributed by the Adviser to the
Trust, the Trust agrees to reimburse the Adviser for any expenses waived, provided that such reimbursement does not result in increasing the Trust's aggregate expenses above the aforementioned expense limitation ratios.

     The Adviser's fee shall be accrued daily at 1/365th of the applicable annual rate set forth above. For the purpose of accruing compensation, the net assets of the Portfolio shall be that determined in the manner and on the dates set forth in the current prospectus of the Trust and, on days on which the net assets are not so determined, the net asset computation to be used shall be as determined on the next day on which the net assets shall have been determined.

(b)  Upon any termination of this Agreement on a
(c)  day other than the last
day of the month, the fee for the period from the beginning of the month in which termination occurs to the date of termination shall be prorated according to the proportion which such period bears to the full month.

5.

Purchase and Sale of Securities. The Adviser shall purchase securities from or though and sell securities to or through such persons, brokers or dealers as the Adviser shall deem appropriate in order to carry out the policies with respect to portfolio transactions as set forth in the Trust's Registration
Statement and its current Prospectus or Statement of Additional Information, as amended from time to time, or as the Trustees may direct from time to time.

     Nothing herein shall prohibit the Trustees from approving the payment by the Trust of additional compensation to others for consulting services, supplemental research and security and economic analysis.


6.

Term of Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date approved by the
Trustees of the Trust in respect of such Portfolio, and from year to year thereafter so long as such continuance is approved at least annually (i) by the Trustees by vote cast in person at a meeting called for the purpose of voting on such renewal, or by the vote of a majority of the outstanding voting securities (as defined by the Act) of such Portfolio with respect to which renewal is to be effected, and (ii) by a majority of the non-interested
Trustees by vote cast in person at a meeting called for the purpose of voting on such renewal. Any approval of this Agreement or the renewal thereof with respect to a Portfolio by the vote of a majority of the outstanding voting securities of that Portfolio, or by the Trustees of the Trust which shall include a majority of the non-interested Trustees, shall be effective to continue this Agreement with respect to that Portfolio notwithstanding (a) that this Agreement or the renewal thereof has not been so approved as to any other Portfolio, or (b) that this Agreement or the renewal thereof has not been so approved by the vote of a majority of the outstanding voting securities of the Trust as a whole.

7.

Termination. This Agreement may be terminated at any time as to a Portfolio, without payment of any penalty, by the Trustees or by the vote of a majority of the outstanding voting securities (as defined in the Act) of such Portfolio on sixty (60) days' written notice to the Adviser.
Similarly, the Adviser may
terminate this Agreement without penalty on like notice to the Trust provided, however, that this Agreement may not be terminated by the Adviser unless another investment advisory agreement has been approved by the Trust in accordance with the Act, or after six months' written notice, whichever is earlier. This Agreement shall automatically terminate in the event of its assignment (as defined in the Act).

8.

Reports. The Adviser shall report to the Trustees, or to any committee or officers of the Trust acting pursuant to the authority of the Trustees, at such times and in such detail as shall be reasonable and as the Board may deem appropriate in order to enable the Trust to determine that the investment policies of each Portfolio are being observed and implemented and that the obligations of the Adviser under this Agreement are being fulfilled. Any investment program undertaken by the Adviser pursuant to this Agreement and any other activities undertaken by the Adviser on behalf of the Trust shall at all times be subject to any directives of the Trustees or any duly constituted committee or officer of the Trust acting pursuant to the authority of the
Trustees.

9.

Records. The Trust is responsible for maintaining and preserving for such period or periods as the Securities and Exchange
Commission may prescribe by
rules and regulations, such accounts, books and other documents as constitute the records forming the basis for all reports, including financial statements required to be filed pursuant to the Act and for the Trust's auditor's certification relating thereto. The Adviser hereby undertakes and agrees to maintain in the form and for the periods required by Rule 31a-2 under the Act, all records relating to the Portfolio's investments that are required to be maintained pursuant to the requirements of Rule 31a-1 of the Act.

     The Adviser and the Trust agree that all accounts, books and other records maintained and preserved by each as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange
Commission, the Trust's
auditors, the Trust or any representative of the Trust, or any governmental agency or other instrumentality having regulatory authority over the Trust.
It is expressly understood and agreed that the books and records maintained by the Adviser on behalf of each Portfolio shall, at all times, remain the property of the Trust.

10.

Liability of Adviser. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling
conduct") hereunder on the part of the Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser), the Adviser shall not be subject to liability to the Trust or to any other person for any act or omission in the course of, or connected with, rendering services hereunder including, without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct or liability under Section 36(b) of the Act, the Trust shall indemnify the Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) from any liability arising from the Adviser's conduct under this Agreement.

          Indemnification to the Adviser or any of its personnel or affiliates shall be made when (A) a final decision on the merits rendered, by a court or other body before whom the proceeding was brought, that the person to be indemnified was not liable by reason of disabling conduct or, (B) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in Section 2(a)(19) of the Act nor parties to the proceeding
("disinterested, non-party
Trustees"), or (b) an independent legal counsel in a written opinion. The
Trust may, by vote of a majority of the disinterested, non-party Trustees, advance attorneys' fees or other expenses incurred by officers, Trustees, investment advisers, subadvisers or principal underwriters, in defending a proceeding upon the undertaking by or on behalf of the person to be indemnified to repay the advance unless it is ultimately determined that such person is entitled to indemnification. Such advance shall be subject to at least one of the following: (i) the person to be indemnified shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or
(iii) a majority of a
quorum of the disinterested, non-party Trustees, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that the person to be indemnified ultimately will be found entitled to indemnification.

11.

Miscellaneous. Anything herein to the contrary notwithstanding, this
Agreement shall not be construed to require, or to impose any duty upon either of the parties, to do anything in violation of any applicable laws or regulations.


     The Declaration of Trust establishing the Trust, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust refers to the Trustees collectively as
Trustees, not as individuals or personally; and that no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust or any Portfolio; but that the Trust Estate shall be liable. Notice is hereby given that nothing contained herein shall be construed to be binding upon any of the Trustees, officers, or shareholders of the Trust individually.

     IN WITNESS WHEREOF, the Trust and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                        SUNAMERICA
SERIES TRUST


     By:/s/James K. Hunt
                                             James K.
Hunt
                                             Chairman
and President


                                   SUNAMERICA ASSET
MANAGEMENT CORP.

                                   By:/s/Peter A.
Harbeck
          Peter A.  Harbeck
                                             President SCHEDULE A


                                        FEE RATE (as a
% of average
     FUND                                   daily net
asset value)

     Alliance Growth Portfolio               .70%
to          $     50MM
                                        .65%     next
$100MM
                                             .60%
next     $150MM
                                              .55%
next     $200MM
                                        .50%     over
$500MM

     Growth/Phoenix Investment                    .70%
to          $
50MM
       Counsel Portfolio                    .65%
next     $100MM
                                        .60%     next
$150MM
                                        .55%     next
$200MM
                                        .50% over
$500MM

     Balanced/Phoenix Investment               .70%
to          $     50MM
       Counsel Portfolio
 .65%     next     $100MM
                                        .60%     next
$150MM
                                        .55%     next
$200MM
                                        .50%     over
$500MM

     Growth-Income Portfolio                    .70%
to          $
50MM
                                                  .65%
next     $100MM
                                                  .60%
next     $150MM
                                                  .55%
next     $200MM
                                                  .50%
over     $500MM

     Provident Growth Portfolio
 .85%     to          $
50MM
                                        .80%     next
$100MM
                                        .70%     next
$100MM
                                                  .65%
next     $100MM
                                                  .60%
over     $350MM

     Global Equities Portfolio                    .90%
to          $
50MM
                                                  .80%
next     $100MM
                                                  .70%
next     $150MM
                                                  .65%
over     $300MM

     Venture Value Portfolio
 .80%     to
$100MM
                                                  .75%
next     $400MM
                                                  .70%
over     $500MM

     Asset Allocation Portfolio
 .75%     to          $
50MM
                                                  .65%
next     $100MM
                                                  .60%
next     $100MM
                                                  .55%
over     $250MM

     Global Bond Portfolio
 .75%     to
$     50MM

 .65%     next
$100MM

 .60%     next
$100MM

 .55%     over
$250MM

     High-Yield Bond Portfolio
 .70%     to
$     50MM

 .65%     next
$100MM

 .60%     next
$100MM

 .55%     over
$250MM

     Corporate Bond Portfolio
 .70%
to          $     50MM

 .60%     next
$100MM

 .55%     next
$100MM

 .50%     over
$250MM

     International Diversified Equities Portfolio

1.00% of Net Assets

     Worldwide High Income Portfolio          1.00% of
Net Assets

     Cash Management Portfolio
 .55%     to
$100MM

 .50%     next
$200MM

 .45%     over
$300MM

     Federated Value Portfolio
 .75%     to
$150MM
 .60%     next
$350MM

 .50%     over
$500MM

     Utility Portfolio
 .75%     to
$150MM
 .60%     next
$350MM

 .50%     over
$500MM

     Aggressive Growth Portfolio
 .75%          to
$100MM

 .675%     next
$150MM

 .625%     next
$250MM

 .600%     over
$500MM

     SunAmerica Balanced Portfolio
 .70%     to
$     50MM

 .65%     next
$100MM
                                             .60%
next     $150MM
                                             .55%
next     $200MM
                                             .50%
over     $500MM



April 18, 1996